EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (49%), Hay Group S.A. de C.V. and Hay Group, S.R.L. are wholly owned subsidiaries of Korn/Ferry International S.A. de C.V.

Subsidiaries		Jurisdiction

1.	Korn Ferry International S.A.	Argentina

2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina

3.	Korn/Ferry International Pty Limited	Australia

4.	Futurestep (Australia) Pty Ltd	Australia

5.	Korn/Ferry International GmbH	Austria

6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium

7.	Korn/Ferry International Consultoria Ltda.	Brazil

8.	Korn/Ferry Canada, Inc.	Canada

9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada

10.	Korn/Ferry International S.A.	Chile

11.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China

12.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China

13.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China

14.	PuDe Management Consulting Co. Ltd.	Shanghai, China

15.	Futurestep (Shanghai) Talent Consulting Company Limited	China

16.	Korn/Ferry International – Colombia	Colombia

17.	Korn/Ferry International A/B	Denmark

18.	Korn/Ferry International SAS	France

19.	Korn/Ferry International Futurestep (France) SARL	France

20.	Korn/Ferry International GmbH	Germany

21.	Futurestep Germany GmbH	Germany

22.	Korn/Ferry International SA	Greece

23.	Korn/Ferry International (H.K.) Limited	Hong Kong

24.	Futurestep (Hong Kong) Ltd.	Hong Kong

25.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary

26.	PDI Hungary, Kft.	Hungary

27.	Korn/Ferry International Private Limited	India

28.	Futurestep Recruitment Services Private Limited.	India

29.	Personnel Decisions International India Pvt. Limited	India

30.	PT. Korn/Ferry International	Indonesia

31.	Korn/Ferry International S.R.L.	Italy

32.	Futurestep (Italia) S.r.l.	Italy

33.	Nihon Korn/Ferry International K.K.	Japan

34.	Futurestep (Japan) K.K.	Japan

35.	Korn Ferry Consulting – Japan	Japan

36.	Korn/Ferry International (Korea) Limited	Korea

37.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia

38.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia

Subsidiaries		Jurisdiction

39.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius

40.	Korn/Ferry Mexico S.C.	Mexico

41.	Korn Ferry International B.V.	Netherlands

42.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands

43.	Korn Ferry International NZ Limited	New Zealand

44.	Futurestep (New Zealand) Ltd.	New Zealand

45.	Korn/Ferry International A/S	Norway

46.	Korn/Ferry International – Peru S.A.	Peru

47.	Korn/Ferry International Sp.z.o.o.	Poland

48.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.o.	Poland

49.	Korn/Ferry International Pte. Ltd.	Singapore

50.	Futurestep (Singapore) Pte Limited	Singapore

51.	PDI Slovensko, sro	Slovakia

52.	Korn/Ferry International S.A.	Spain

53.	Futurestep (Espana), S.L.	Spain

54.	Korn/Ferry International AB	Sweden

55.	Personnel Decisions International Scandinavia A.B.	Sweden

56.	Korn Ferry (Schweiz) GmbH	Switzerland

57.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan

58.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey

59.	Futurestep (UK) Limited	United Kingdom

60.	Korn/Ferry International Limited	United Kingdom

61.	KFI (UK) Limited	United Kingdom

62.	The Whitehead Mann Partnership LLP	United Kingdom

63.	Whitehead Mann Limited	United Kingdom

64.	Personnel Decisions International, Europe Limited	United Kingdom

65.	Personnel Decisions International UK Ltd	United Kingdom

66.	Korn Ferry Global Holdings (UK) Limited	United Kingdom

67.	Korn Ferry GH1 Limited	United Kingdom

68.	Continental American Management Corp.	United States, California

69.	Korn/Ferry International Holding India	United States, California

70.	Korn/Ferry International Futurestep, Inc.	United States, Delaware

71.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware

72.	Korn/Ferry International Worldwide, Inc.	United States, Delaware

73.	K/FI Canada Holdings, LLC	United States, Delaware

74.	Korn Ferry Hay Group, Inc.	United States, Delaware

75.	Ninth House, Inc.	United States, Delaware

76.	Korn Ferry Global Holdings, Inc.	United States, Delaware

77.	Personnel Decisions International Singapore Corporation	United States, Minnesota

78.	Sensa Solutions, Inc.	United States, Virginia

79.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela

80.	Hay Group International, Inc.	United States, Delaware

Subsidiaries		Jurisdiction

81.	Hay Group Limited	Canada

82.	Korn Ferry Hay Group N.V./S.A.	Belgium

83.	Korn Ferry s.r.o.	Czech Republic

84.	Hay Group Oy	Finland

85.	Hay Group S.A.	France

86.	Korn Ferry Hay Group S.A.	France

87.	Hay Group GmbH	Germany

88.	Hay Group S.A.	Greece

89.	Hay Group Management Consultants Ltd.	Hungary

90.	Hay Group (Ireland) Limited	Ireland

91.	Hay Management Consultants Ireland Ltd.	Ireland

92.	Hay Group S.r.l.	Italy

93.	Hay Group UAB	Lithuania

94.	HG (Luxembourg) S.a.r.l.	Luxembourg

95.	Talent Q International Ltd.	Malta

96.	Talent Q Distribution Ltd.	Malta

97.	Hay Group B.V.	Netherlands

98.	Hay Group Investment Holding B.V.	Netherlands

99.	Hay Management International B.V.	Netherlands

100.	Hay Group Partners Holding B.V.	Netherlands

101.	Hay Group AS	Norway

102.	Hay Group Sp.Z o.o	Poland

103.	Korn Ferry S.A.	Portugal

104.	Hay Group LLC	Qatar

105.	Korn Ferry SRL	Romania

106.	OOO Hay Group (Hay Group Ltd.)	Russia

107.	Hay Group Saudi Arabia Ltd.	Saudi Arabia

108.	Hay Group s.r.o.	Slovakia

109.	Hay Group South Africa (Pty) Ltd.	South Africa

110.	Hay Group S.A.	Spain

111.	Hay Group AB	Sweden

112.	Hay Group Danismanlik Limited Sirketi	Turkey

113.	Hay Group LLC	Ukraine

114.	Korn Ferry Hay Group Limited	United Kingdom

115.	Hay Group UK Holdings Limited	United Kingdom

116.	Hay Group Intermediary Limited	United Kingdom

117.	Talent Q Services Limited	United Kingdom

118.	Talent Q Limited	United Kingdom

119.	Korn Ferry Hay Group Pty. Limited	Australia

120.	Hay Group Co., Ltd.	China

121.	Hay Group Limited	Hong Kong

122.	Hay Group Asia Limited	Hong Kong

Subsidiaries		Jurisdiction

123.	Hay Consultants India Private Ltd.	India

124.	Talent Q India Private Ltd.	India

125.	PT Hay Group	Indonesia

126.	Korn Ferry Hay Group K.K.	Japan

127.	Hay Group Sdn. Bhd.	Malaysia

128.	Korn Ferry Hay Group Limited	New Zealand

129.	Korn Ferry Hay Group Pte Ltd.	Singapore

130.	Hay Group Ltd.	South Korea

131.	Hay Group Limited	Thailand

132.	Hay Group Consulting Limited Liability	Vietnam

133.	Hay Argentina S.A.	Argentina

134.	Hay do Brasil Consultores Ltda.	Brazil

135.	Hay GroupLimitada	Chile

136.	Hay Group Ltda	Colombia

137.	Hay Group, S.R.L.	Costa Rica

138.	Hay Financial Corporation N.V.	Curacao

139.	Hay Group S.A. de C.V.	Mexico

140.	Hay Group S.A.	Peru

141.	Hay Group Venezuela, S.A.	Venezuela

142.	Hay Management Consultants Limited	Bermuda

143.	HG (Bermuda) Holding Limited	Bermuda

144.	Korn Ferry GP Ventures LLC	United States, Delaware

145.	Korn Ferry Global Ventures LP	United Kingdom

146.	Korn/Ferry International Futurestep (the Netherlands) BV	Netherlands

147.	Korn Ferry Global Ventures 2 LP	United Kingdom

148.	Korn Ferry GP Ventures 2 LLC	United States

149.	Korn Ferry NL91 B.V.	Netherlands

150.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines

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